INFORMATION STATEMENT

                                  SCHEDULE 14C
                                 (RULE 14C-101)

                INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant                       [X]
Filed by Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Information Statement        [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                               NANNACO, INC.
-------------------------------------------------------------------------------
                 (Name of Registrant As Specified in Charter)

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[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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     paid previously. Identify the previous filing by registration statement
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
                                  NANNACO, INC.
                            2935 Thousand Oaks #261
                           San Antonio, Texas 78247
                                 (210) 545-3570
                                ----------------

To Our Stockholders:

     The purpose of this letter is to inform you that we intend to take the following action by written consent of our stockholders:

          To amend our Articles of Incorporation to increase our authorized shares of common stock, par value $.001, from 50,000,000 shares to 200,000,000 shares of common stock, par value, $.001.


                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, the Company's authorized capitalization consisted of 50,000,000 shares of common stock, $.001 par value per share (the "Common Stock"), of which 15,335,342 shares were issued and outstanding as of the Record Date. Holders of a majority of our outstanding common stock owning approximately 60% of the outstanding shares of our Common Stock (the "Majority
Stockholders"), have executed a written consent in favor of the actions described above. This consent will satisfy the stockholder approval requirement for the proposed action. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on April 1, 2003.

    The Company has asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of the Majority Stockholders satisfies any applicable stockholder voting requirement of the Texas Law and our Articles of Incorporation and By-Laws, we are not asking for a proxy and you are not requested to send one.

     The accompanying Information Statement is for information purposes only and explains the terms of the amendment to our Amended Articles of Incorporation. Please read the accompanying Information Statement carefully.

                                  By Order of the Board of Directors,


                                        /s/  Andrew  DeVries,  III
                                        ----------------------------
                                        Andrew  DeVries,  III,
                                        Chief Financial Officer

March 5, 2003

                                  NANNACO, INC.
                            2935 Thousand Oaks #261
                           San Antonio, Texas 78247

                                 (210) 545-3570
                                ----------------


                              ---------------------
                              INFORMATION STATEMENT
                              ---------------------

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is being mailed on or about March 12, 2003 to the stockholders of record of NANNACO, INC. (the "Company") at the close of business on March 5, 2003 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

     This Information Statement is being furnished to our stockholders to inform you of the adoption of resolutions by written consent by the holders of a majority of the outstanding shares of our common stock, par value $.001. The resolutions adopted by such holders of a majority of the outstanding Common Stock (the "Majority Stockholders") give us the authority to take the following actions (collectively, the "Stockholder Resolutions"):

          To amend our Articles of Incorporation to increase our authorized shares of common stock, par value $.001, from 50,000,000 shares to 200,000,000 shares of common stock, par value, $.001.

     The board of directors of the Company (the "Board of Directors") has adopted resolutions authorizing the Company to amend its Articles of Incorporation to increase its authorized shares of common stock, par value $.001, from 50,000,000 shares to 200,000,000 shares of common stock, par value, $.001.

     The Company will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing.

          PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                         OF COMMON STOCK OF THE COMPANY
                                 (ACTION NO. 1)

     The Certificate of Incorporation of the Company currently authorizes the Company to issue 50,000,000 shares of Common Stock and does not authorize the issuance of shares of preferred stock. As of March 1, 2003, the Company had issued and outstanding 15,335,342 shares of its Common Stock, leaving the Company (in the opinion of its Board of Directors) with an insufficient number of shares of Common Stock available for issuance necessary for the Company to efficiently continue or grow its operations. Accordingly, the Board of Directors has adopted and the stockholders have approved, an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 50,000,000 shares to 200,000,000 shares.

     The additional shares of Common Stock to be authorized for issuance upon the adoption of such amendment would possess rights identical to the currently authorized Common Stock. The stockholders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. All voting is on a non-cumulative basis. The stockholders of Common stock do not have any preemptive rights, conversion rights, or applicable redemption or sinking fund provisions. The amendment to authorize the issuance of additional shares of Common Stock will not have any effect on the par value of the Common Stock. Nevertheless, the issuance of such additionally authorized shares of Common Stock would affect the voting rights of the current stockholders of the Company because there would be an increase in the number of outstanding shares entitled to vote on corporate matters, including the election of directors, if and when any such shares of Common Stock are issued in the future.

     If the Board of Directors determines that an issuance of shares of the Company's Common Stock is in the best interest of the Company and the Company's stockholders, the issuance of additional shares could have the effect of diluting the earnings per share or book value per share of the outstanding shares of Common Stock or the stock ownership or voting rights of a stockholder.

     An increase in the number of authorized shares of Common Stock will enable the Company to take advantage of various potential business opportunities through the issuance of the Company's securities, including, without limitation, issuing stock dividends to existing stockholders, providing equity incentives to employees, officers or directors, establishing certain strategic relationships with other companies and expanding the Company's business through certain acquisitions. The Company has no present plans or intentions to acquire any such businesses.

     An increase in the number of authorized shares of Common Stock will also enable the Company to take advantage of a letter of intent that it entered into in February 2003 with Divine Capital Markets LLC ("Divine") and a placement agent agreement that it entered into with Divine. The Company intends to sell between $100,000 and $500,000 of its 6% convertible debentures. The terms of the debentures are intended to be for a two year period, with interest of 6% per annum, which may be converted at any time at 75% of the lowest closing bid price (as reported by Bloomberg) of the Company's common stock for the twenty (20) trading days immediately preceding the date of conversion. The Company intends to register all of the shares underlying such convertible debentures, if any are sold, on a registration statement on Form SB-2 to be filed with the Securities and Exchange Commission.

Potential  Anti-takeover  Effects  of  the  Amendment

     The increase in the number of authorized shares of Common Stock and the subsequent issuance of all or a portion of those shares could have the effect of delaying or preventing a change of the Company's control without further action by the stockholders. Subject to applicable law and stock exchange requirements, the Company could issue shares of authorized and unissued Common Stock in one or more transactions that would make a change of control of the Company more difficult and therefore less likely. Any issuance of additional shares could have the effect of diluting the earnings per share and book value per share of the outstanding shares of Common Stock or the stock ownership and voting rights of a person seeking to obtain control of the Company.

     The amendment to the Company's Certificate of Incorporation increasing the Company's authorized shares of Common Stock to 200,000,000 shares will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of Texas, which will occur on or about April 1, 2002. Under federal securities, laws, the Company cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.



                             ADDITIONAL INFORMATION

     The Company's annual report on Form 10-KSB for the fiscal year ended September 30, 2002 and quarterly report on Form 10-QSB for the quarter ended December 31, 2002 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to the Company's principal offices at NANNACO, INC.,
Attention: Andrew DeVries, III, 9739 Cobb Street, #1, San Antonio, Texas 78217, or call (210) 545-3570.



                          By  Order  of  the  Board  of  Directors,

                          /s/  Andrew  DeVries,  III
                          ----------------------------
                               Andrew  DeVries,  III


San Antonio, Texas
March 5, 2003

EXHIBIT A

          Certificate of Amendment of the Certificate of Incorporation

                                       Of

                                  NANNACO, INC.
                             ______________________


     The undersigned, being all of the directors of NANNACO, INC. (the "Corporation"), a Texas corporation, hereby certifies:

FIRST:  The  name  of  the  Corporation  is  NANNACO,  INC.

SECOND: The Corporation's original Certificate of Incorporation was filed with the Department of State of Texas on October 20, 1998 and amended most recently on December 1, 1999.

THIRD: The Certificate of Incorporation is hereby amended to increase the aggregate number of shares of COMMON stock which the Corporation shall have the authority to issue.

FOURTH: To accomplish the amendment relating to the increase in the aggregate number of shares of common stock which the Company shall have authority to issue, from 50,000,000 shares, par value $.001 per share, to 200,000,000 shares, par value $.001, the text of Article FOUR of the Certificate of Incorporation is hereby amended to read in full as follows:


          "ARTICLE FOUR

          The aggregate number of shares which the corporation shall have authority to issue is Two Hundred and Ten Million (210,000,000) shares, divided into:

          10,000,000 Preferred Shares, having par value of $.001 per share
                                    and
          200,000,000 Common Shares, having par value of $.001 per share

          A statement of the preferences, privileges, and restrictions granted to or imposed upon the respective classes of shares or the holders thereof is as follows:

          A: Preferred Shares. Prior to the issuance of any of the Preferred Shares, the Board of Directors shall determine the number of Preferred Shares to then be issued from the Ten Million (10,000,000) shares authorized and such shares shall constitute a series of the Preferred Shares. Such series shall have such preferences, limitations and relative rights as the Board of Directors shall determine and such series shall be given a distinguishing designation. Each share of a series shall have preferences, limitations, and relative rights identical with those of all other shares of the same series. Except to the extent otherwise provided in the Board of Directors' determination of a series, the shares of such series shall have preferences, limitations, and relative rights identical with all other series of the Preferred Shares. Preferred Shares may have dividend or liquidation rights which are prior (superior or junior) to the dividend and liquidations and preferences of the Common Shares and any other series of the Preferred Shares. Also, any series of the Preferred Shares may have voting rights.

          B. Common Shares. The terms of the 200,000,000 Common Shares of the corporation shall be follows:

          (1) Dividends. Whenever cash dividends upon the Preferred Shares of all series thereof at the time outstanding to the extents of the preference to which such shares are entitled, shall have been paid in full for all past dividend periods, or declared and set apart for payment, which dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Shares out of the remaining net profits or surplus of the corporation.

          (2) Liquidation. In the event of liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as hereinafter provided, shall be divided and distributed among the holder of the Common Shares according to their respective shares.

          Voting rights. Each holder of a Common Share shall have one vote in respect of each share of such stock held by him. There shall not be cumulative voting."


FIFTH: This Certificate of Amendment to the Certificate of Incorporation was authorized by the members of the Board of Directors on March 5, 2003, and by the affirmative vote of the holders of a majority of all of the outstanding shares of the Common Stock of the Corporation entitled to vote.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 5th day of March, 2003 and affirm that the statements contained herein are true under penalties of perjury.


-----------------------------
Andrew DeVries, III


-----------------------------
Linda Morton


-----------------------------
Mark A. Triesch